EXHIBIT 4(b)




                              GUILFORD MILLS, INC.





                          REGISTRATION RIGHTS AGREEMENT








                           DATED AS OF OCTOBER 1, 2002




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                                TABLE OF CONTENTS

1.     Introduction..........................................................1

2.     Registration under Securities Act, etc................................1

       2.1       Registration on Request.....................................1

       2.2       Incidental Registration.....................................3

       2.3       Registration Procedures.....................................5

       2.4       Underwritten Offerings......................................8

       2.5       Preparation................................................10

       2.6       Indemnification............................................10

       2.7       Adjustments Affecting Registrable Securities...............13

3.     Definitions..........................................................13

4.     Rule 144 Information.................................................15

5.     Amendments and Waivers...............................................16

6.     Nominees for Beneficial Owners.......................................16

7.     Notices..............................................................16

8.     Assignment...........................................................17

9.     Descriptive Headings.................................................17

10.    GOVERNING LAW........................................................17

11.    Counterparts.........................................................17

12.    Entire Agreement.....................................................17

13.    SUBMISSION TO JURISDICTION...........................................17

14.    Severability.........................................................18

15.    No Inconsistent Agreements...........................................18

16.    Confidentiality......................................................18



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                          REGISTRATION RIGHTS AGREEMENT


                     REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of October 1, 2002, by and among Guilford Mills, Inc., a Delaware corporation (the "Company"), and the Persons named on the signature page hereto (each an "Investor" and together, the "Investors").

                     WHEREAS, the Company has agreed to grant to Investors the registration rights set forth herein.

                     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Introduction. Pursuant to the Amended Joint Plan of Reorganization of Guilford Mills, Inc. and its affiliated Debtors and Debtors in Possession (the "Plan"), dated August 15, 2002, the Company has agreed, among other things, to issue shares of new common stock, par value $0.01 per share, of the Company to the Investors (the "Common Stock"). This Agreement shall become effective upon the date of the issuance of such securities pursuant to the Plan (the "Effective Date"). Certain capitalized terms used in this Agreement are defined in Section 3 hereof; unless otherwise indicated, references to sections shall be to sections of this Agreement.

2. Registration under Securities Act, etc.

                     2.1 Registration on Request

                     (a) Request. Commencing 120 days after the Effective Date, an Investor holding at least fifteen percent (15%) of the Registrable Securities outstanding on the date hereof, or Investors holding at least fifteen percent (15%) of the Registrable Securities outstanding on the date hereof in the aggregate, subject to Section 2.1(c) hereof, may request, in writing, registration under the Securities Act, of all or part of their Registrable Securities, specifying the intended method or methods of disposition thereof. Within 10 days after receipt of any such request, the Company will give notice of such request to the other Investors. Any Investor that sells or disposes of securities pursuant to a registration statement of the Company is referred to herein as a "Participating Investor." The Company will use all commercially reasonable efforts to effect the registration on an appropriate form under the Securities Act and will include in such registration, subject to Section 2.1(b) hereof, all Registrable Securities held by any Participating Investor with respect to which the Company has received a written request for inclusion therein within 15 days after the receipt of the Company's notice. All registrations initiated by a Participating Investor pursuant to this Section 2.1(a) are referred to herein as "Demand Registrations." The aggregate maximum number of Demand Registrations that may be effected pursuant to this Section 2.1 is three.

                     (b) Priority in Registration. If, with respect to any underwritten Demand Registration, the Managing Underwriters advise the Company in writing that in their opinion the number of Registrable Securities proposed to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering, the Company will include in such registration: (i) first, the Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, by the Participating


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Investors pro rata based upon the total number of Registrable Securities which such Investor proposes to include in such registration and (ii) second, the securities proposed to be included in such registration by any other holders as determined by the Company and the Managing Underwriters.

                     (c) Registration Statement Form. Registrations under this
Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and, as shall be reasonably acceptable to the Participating Investors holding a majority of the Registrable Securities included in such offering and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. If, in connection with any registration under this Section 2.1 which is proposed by the Company to be on Form S-3 or any similar short form registration statement which is a successor to Form S-3, the Managing Underwriters, if any, shall advise the Company in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

                     (d) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1.

                     (e) Effective Registration Statement. A Demand Registration requested pursuant to this Section 2.1 shall not be deemed to have been effected
(i) unless a registration statement with respect thereto has been declared effective by the Commission and the Company has kept such registration statement effective for a period of time specified in Section 2.3(a)(i), provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of a Participating Investor (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of a Participating Investor unless such Participating Investor shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by an Investor. A Participating Investor shall be permitted to withdraw all or any part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration; provided that if any such withdrawal results in less than 3% of the Common Stock outstanding on the date of such withdrawal being included by the Participating Investors in the registration statement, the Participating Investor or Participating Investors responsible for such Demand Registration shall either (x) pay or reimburse the Company for all fees and expenses (including counsel fees and expense) incurred by them and the Company prior to such withdrawal or (y) agree to forfeit one of the Demand Registrations with respect to which the Company is obligated to pay Registration Expenses pursuant to Section 2.1(d) hereof.

                     (f) Selection of Underwriters. If a Demand Registration pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Participating Investors holding a majority of the Registrable Securities to be included in such registration


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with the consent of the Company, which consent shall not be unreasonably withheld or delayed.

                     (g) Exceptions to Registration on Request. Notwithstanding anything in Section 2.1(a) above to the contrary, the Company shall not be obligated to take any action to effect any such registration pursuant to Section 2.1(a) above:

               (i) During the period starting with the date forty-five (45) days prior to the Company's estimated date of filing of, and ending on the ninetieth (90th) day immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities on Form S-8 (or any successor or similar form)), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective as soon as practicable;

               (ii) During the 120-day period following the effectiveness of a registration statement with respect to which any Investor had a right to have its Registrable Securities included pursuant to Section 2 hereof; and

               (iii) If the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of the registration statement or related prospectus) resulting from a Demand Registration would (i) materially and adversely interfere with any previously announced business combination transaction involving the Company pursuant to which the Company would issue, in connection with such transaction, shares of Common Stock to some or all of the equity owners of the counter-party to such business combination transaction, or (ii) result in the premature disclosure of, and materially and adversely interfere with, any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries, and, in either such event, the Company shall promptly give Participating Investors written notice of such determination, then the Company shall be entitled to (x) postpone the filing of the registration statement otherwise required to be prepared and filed by the Company pursuant to
          Section 2.1(a) hereof, or (y) elect that the effective registration statement not be used, in either case for a reasonable period of time, but not to exceed ninety (90) days after the date that the demand by the Company of the Investor not to sell the securities was made (a "Blackout Period"); provided that the Company may not exercise this deferral right more than once per twelve (12) month period. Any such written notice shall contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company shall promptly notify each Participating Investor of the expiration or earlier termination of such Blackout Period.

                     2.2 Incidental Registration

                     (a) Right to Include Registrable Securities. If the Company at any time proposes to register any securities substantially similar to the Registrable Securities under the Securities Act (other than by a registration on Form S-4 or S-8, or any successor or similar forms and other than securities registered to effect the acquisition of or combination with another person or pursuant to Section 2.1 hereof), whether or not for sale for its own account, it will each such time give prompt written notice to each Investor of its intention to do so and of such Investor's rights under this Section 2.2. Upon the written


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request of any Investor made within 15 days after the receipt of any such notice
(which request shall specify the Registrable Securities intended to be disposed of by such Participating Investor and the intended method of disposition thereof), the Company will, subject to Sections 2.2(b) hereof, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Participating Investor, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Participating Investor and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Participating Investor to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section
2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

                     (b) Priority in Incidental Registrations. If (i) a registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, for sale for the account of the Company or any other Person (other than any Investors) exercising a demand registration right, to be distributed (on a firm commitment basis) by or through one or more Managing Underwriters, (ii) the Registrable Securities so requested to be registered for sale for the account of a Participating Investor are not also to be included in such underwritten offering (because the Company has not been requested so to include such Registrable Securities pursuant to Section 2.4(b) or, if requested to do so, is not obligated to do so under Sections 2.2(b)(iii) hereof), and (iii) the Managing Underwriter of such underwritten offering shall inform the Company and each Participating Investor by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, (A) first, securities proposed by the Company to be sold for its own account, and securities proposed by Persons (other than any Investors), if any, exercising a demand registration right, and (B) second, the Registrable Securities requested to be included in such registration, pro rata based upon the total number of Registrable Securities which such Participating Investor requested to be included.


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                     2.3 Registration Procedures.

                     (a) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 the Company shall, as promptly as reasonably practicable (and, in any event, in conformity with any required time period set forth herein):

               (i) prepare and (in the case of a registration pursuant to Section 2.1, such filing to be made within 45 days after the initial request of Investor or in any event as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter cause such registration statement to become and remain effective for a period of time required for the disposition of such securities, but not to exceed 120 days from the effective date thereof, provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto, provided further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the Participating Investors for its review copies of all such documents proposed to be filed;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement as amended or such prospectus as so supplemented;

               (iii) furnish to each Participating Investor and each underwriter, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Participating Investor and such underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

               (iv) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv)


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          be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (v) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (vi) furnish to each Participating Investor a signed counterpart, addressed to such Participating Investor and the underwriters, if any, of (x) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such Participating Investor and the underwriters, and (y) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the Participating Investors holding a majority of the Registrable Securities included in such offering (or the underwriters, if any) may reasonably request;

               (vii) notify each Participating Investor and the Managing Underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter (v) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (w) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information; (x) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (y) if at any time the representations and warranties of the Company made as contemplated by Section 2.4 below cease to be true and correct; and
          (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

               (viii) notify each Participating Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue


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          statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any Participating Investor promptly prepare and file a post-effective amendment to such registration statement, or a supplement to the related prospectus or any document included therein by reference, or file any other required document that would be incorporated by reference into such registration statement and prospectus, prepare and furnish to such seller or Participating Investor and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and, in the case of a post-effective amendment to the registration statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective as soon as reasonably practicable;

               (ix) make every reasonable effort to prevent the issuance of and, if issued, to obtain the withdrawal of, any order suspending the effectiveness of the registration statement at the earliest possible moment;

               (x) otherwise to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (xi) furnish to each Participating Investor at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which such Participating Investor shall have reasonably objected, on a timely basis, on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

               (xii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative or representatives of each Participating Investor, any underwriter participating in any disposition pursuant to the registration statement and any attorney or accountant retained by any Participating Investor or such underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration in order to permit a reasonable investigation within the meaning of Section 11 of the Securities Act;

               (xiii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;


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               (xiv) provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration statement;

               (xv) cause all Registrable Securities covered by the registration statement to be listed on each securities exchange on which any of the Company's securities of such class are then listed; and

               (xvi) enter into such customary agreements (including, pursuant to Section 2.4, an underwriting agreement in customary form if the offering is an underwritten offering) and take all other necessary actions in order to expedite or facilitate the disposition of the Registrable Securities.

                     (b) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

                     (c) The Investors agree by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of this Section 2.3(a), the Investors will forthwith discontinue their respective dispositions of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until each such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this
Section 2.3(a) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Investor's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                     (d) If any such registration statement to be filed pursuant to this Agreement refers to any Investor by name or otherwise as the holder of any securities of the Company, then such Investor shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Investor, to the effect that the holding by such Investor of such securities is not to be construed as a recommendation by such Investor of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Investor will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Investor by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Investor.

                     2.4 Underwritten Offerings.

                     (a) Requested Underwritten Offerings. If requested by the Managing Underwriters for any underwritten offering by any Investor pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such Managing Underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, Participating Investors holding a majority of the Registrable Securities included in such offering and the Managing Underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The Participating Investors


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will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company. The Participating Investors shall be party to such underwriting agreement. A Participating Investor shall not be required to make any representations or warranties to or agreements with the Company or the Managing Underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in such registration statement or agreement regarding such Participating Investor, the Participating Investor's Registrable Securities and such Participating Investor's intended method of distribution and any other representation required by law.

                     (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more Managing Underwriters, the Company will, if requested by an Investor or Investors as provided in Section 2.2 and subject to the provisions of Section 2.2(b), use its reasonable best efforts to arrange for such Managing Underwriters to include all the Registrable Securities to be offered and sold by any Participating Investor among the securities to be distributed by such underwriters. Each such Participating Investor shall be party to the underwriting agreement between the Company and such Managing Underwriters. A Participating Investor shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Investor, such Participating Investor's Registrable Securities and such Participating Investor's intended method of distribution and any other representation required by law.

                     (c) Holdback Agreements. The Company agrees (x) if so required by the Managing Underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its Common Stock or securities convertible into or exchangeable or exercisable for any of such Common Stock during the seven days prior to and the 90 days after any underwritten registration pursuant to Section
2.1 or 2.2 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8, or any successor or similar forms thereto and (y) if so requested by the Managing Underwriter, use reasonable efforts to cause each holder (other than a Participating Investor) of its Common Stock or any securities convertible into or exchangeable or exercisable for any of such Common Stock, in each case purchased from the Company at any time after the date of this Agreement (other than (i) in a public offering or (ii) where such purchase is covered by a registration statement on Form S-4, S-8 or any successor or similar forms) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such period except as part of such underwritten registration. Each Investor agrees if so required by the Managing Underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of Common Stock or securities convertible into or exchangeable or exercisable for any of such Common Stock (other than (i) in a public offering or (ii) where such purchase is covered by a registration statement on Form S-4, S-8 or any successor or similar forms) during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 2.1 or 2.2 has become effective, except as part of such underwritten registration; if such request is made, the Company may impose, during that period, appropriate stop-transfer instructions on such securities.

                     (d) Participation in Underwritten Offerings. No Person other than the Company may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by Participating Investors holding a majority of the Registrable Securities to be included in such offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require a Participating Investor to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in the related registration statement or agreements regarding such Participating Investor, such Participating Investor's Registrable Securities and such Participating Investor's intended method of distribution and any other representation required by law.

                     2.5 Preparation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give any Participating Investor, its underwriters, if any, and their counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto.

                     2.6 Indemnification.

                     (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2.1 or in which Registrable Securities are included pursuant to Section 2.2, a Participating Investor, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Participating Investor or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several, to which such Participating Investor or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such Participating Investor and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, liability, action or proceeding as such expenses are incurred, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by a Participating Investor specifically stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Participating Investor or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by any Participating Investor.

                     (b) Indemnification by Investor. In connection with including any Registrable Securities in any registration statement filed pursuant to Section 2.1 or as in which Registrable Securities are included pursuant to Section 2.2, each Participating Investor, severally and not jointly, will, and hereby does agree to, indemnify and hold harmless the Company (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 2.6), each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, but only with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Participating Investor specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; and, subject to the limitation set forth immediately preceding this clause, shall reimburse the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, liability, action or proceeding as such expenses are incurred, provided, that, in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds from the offering received by such Participating Investor. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by Investor.

                     (c) Notices of Claims. etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if, in the indemnified party's reasonable judgment, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to a conflict of interest between such indemnified party and any indemnifying party in respect of such claim, provided in no event will the indemnifying party be liable for the reasonable fees and expenses of more than on counsel for all indemnified parties. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the indemnified party but if settled or if there is a judgment entered with its written consent in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party but if settled or if there is a judgment entered with its written consent in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                     (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and any Participating Investor with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

                     (e) Indemnification Payments. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                     (f) Contribution. If the indemnification provided for in the preceding subdivisions of this Section 2.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability. In determining the amount of contribution to which the indemnified party is entitled, there shall be considered with respect to any Persons involved, the relative fault of the indemnified and indemnifying parties and the relative intent, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. The foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the provisos of subdivision (a) of this Section 2.6, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this Section
2.6 had been available under the circumstances.

                     The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if a Participating Investor and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this Section 2.6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                     Notwithstanding the provisions of this subdivision (f), neither a Participating Investor nor underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of a Participating Investor, the net proceeds received from the sale of Registrable Securities or
(ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that a Participating Investor or such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                     2.7 Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                     Agreement. As defined in the introductory paragraph of this Agreement.

                     Blackout Period. As defined in Section 2.1(g).

                     Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                     Common Stock: As defined in Section 1.

                     Company: As defined in the introductory paragraph of this Agreement.

                     Effective Date: As defined in Section 1.

                     Exchange Act: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

                     Inspector. As defined in Section 2.3.

                     Investor(s). As defined in the introductory paragraph of this Agreement and any permitted assignee thereof pursuant to Section 8 hereof.

                     Managing Underwriters: Any investment banker or investment bankers and manager or managers that administer the offering of Registrable Securities covered by any registration statement.

                     Person: A corporation, an association, a partnership, a limited partnership, trust or other entity, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

                     Plan: As defined in Section 1.

                     Records. As defined in Section 2.3.

                     Registrable Securities: Any shares of Common Stock issued to any Investor pursuant to the Plan and any securities issued, or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued, with respect to any Common Stock referred to above by way of stock dividend or other distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been disposed of (1) pursuant to Rule 144 (or any successor provision) under the Securities Act or (2) pursuant to another exemption from the registration requirements of Securities Act pursuant to which the securities are freely tradable without restrictions under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they may be disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act within the volume limitations thereunder within a three month period, provided that at the time of determination the Common Stock is listed on a national securities exchange or Nasdaq, (e) they shall be sold by the applicable Investor to the public pursuant to Section 1145 of title 11 of the United States Code, as amended, or (f) they shall have ceased to be outstanding. Notwithstanding anything herein to the contrary, the registration rights granted hereunder shall terminate as to each Investor and with respect to such securities upon the date that such Common Stock is no longer Registrable Securities.

                     Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one (1) counsel representing all Investors and accountants retained by all Investors, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event. The fees and disbursements of each counsel, accountant or other Person retained by or on behalf any Investor are not to be Registration Expenses borne by the Company.

                     Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

4. Rule 144 Information. The Company shall use its reasonable best efforts to file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder and will take such further action as such Investor may reasonably request, all to the extent required from time to time to enable such Participating Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any

Investor, the Company will deliver to such Investor a written statement as to whether it has complied with the requirements of this Section 4.

5. Amendments and Waivers. The provisions of this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, only pursuant to an agreement among the Company and Investors holding at least a majority of the Registrable Securities affected by such amendment, modification, supplement, waiver or consent. Investors shall be bound by any consent authorized by this Section 5 whether or not such Investors shall have given such their consent. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

7. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of the Company or an Investor, addressed in the manner set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section), or (b) in the case of any other Person, at the address that such Person shall have furnished to the Company in writing.

                               If to the Company:

                               Guilford Mills, Inc.
                               4925 West Market Street
                               Greensboro, North Carolina  27407
                               Attn:  General Counsel

                               with a copy to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York  10153
                               Attn:  Howard B. Dicker, Esq.


                               If to the Investors:

                               As specified on the signature page hereto.

Each such notice, request or other communication shall be effective (i) if given by mail, three business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above.

8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Agreement shall not be assigned by any Investor, provided that Investor shall have the right, upon prior written notice to the Company, to assign its rights and obligations under the Agreement to a purchaser of Registrable Securities from such Investor that purchases either (1) the entire amount of such Investor's initial issuance of Common Stock under the Plan or (2) a number of shares of Common Stock equal to at least fifteen percent (15%) of the outstanding shares of Registrable Securities on the Effective Date; provided, further, however, that no such assignment shall be effective unless the Company shall have received a written agreement of the assignee to be bound by the provisions of this Agreement.

9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, manually or by facsimile, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

12. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Investors relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

13. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND EACH INVESTOR EACH HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH OF THE COMPANY AND EACH INVESTOR HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO THE COMPANY OR THE INVESTOR BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 7. THE PARTIES

HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

14. Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, illegal or unenforceable, shall not be affected thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions set forth in this Agreement be consummated as originally contemplated to the fullest extent possible.

15. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Investors herein or otherwise conflicts with the provisions hereof.

16. Confidentiality. Each Investor will, and will cause its respective officers, directors, employees, legal counsel, accountants, financial advisors and other representatives to, (a) hold in confidence any material nonpublic information received by it and them pursuant to this Agreement, including without limitation, any notice from the Company pursuant to Section 2.1(g)(iii) and any information included in any registration statement or prospectus proposed to be filed with the Securities and Exchange Commission and (b) not to use any such nonpublic information for their benefit or in any way detrimental to the Company. Each Investor agrees that irreparable damage would occur in the event that this provision was not performed in accordance with the terms hereof and that the Company will be entitled to specific performance of the terms hereof in addition to any other remedy at law or equity.

                     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                       GUILFORD MILLS, INC.

                       By  /s/ Robert A. Emken, Jr.
                          ----------------------------------------------------
                          Name: Robert A. Emken, Jr.
                          Title: General Counsel



                       INVESTORS:

                       WACHOVIA BANK, NATIONAL ASOCIATION

                       By  /s/ Colleen McCullum
                          ----------------------------------------------------
                          Name: Colleem McCullum
                          Title: Director
                          Address for Notice: 301 S. College Street
                                              Charlotte, N.C.  28288

                        THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                        By  /s/ Paul G. Price
                           ---------------------------------------------------
                           Name:  Paul G. Price
                           Title: Vice President
                           Address for Notice:  c/o Silvana Rago
                                                Law Department
                                                3 Gateway Center, 12th Floor
                                                100 Mulberry Street
                                                Newark, NJ 07102-40777

                        MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                        By  /s/ Richard B. McGauley
                           ---------------------------------------------------
                           Name:  Richard B. McGauley
                           Title: Managing Director
                           Address for Notice:  c/o David L. Babson & Co., Inc.
                                                1500 Main Street, Suite 2800
                                                Springfield, MA  01115
                                                Attn: Steven J. Katz

                        C.M. LIFE INSURANCE COMPANY

                        By  /s/ Richard B. McGauley
                           ---------------------------------------------------
                           Name:  Richard B. McGauley
                           Title: Managing Director
                           Address for Notice:  c/o David L. Babson & Co., Inc.
                                                1500 Main Street, Suite 2800
                                                Springfield, MA  01115
                                                Attn: Steven J. Katz

                        PW WILLOW FUND LLC

                        By  /s/ Sam S. Kim
                           ---------------------------------------------------
                           Name:  Sam S. Kim
                           Title: Managing Member
                           Address for Notice:  c/o Bond Street Capital
                                                700 Palisade Avenue
                                                Englewood Cliffs, NJ 07632

                        CARL MARKS STRATEGIC INVESTMENTS, L.P.

                        By  /s/ James F. Wilson
                           ---------------------------------------------------
                           Name:  James F. Wilson
                           Title: General Partner
                           Address for Notice:  135 East 57th Street, 27th Floor
                                                New York, NY  10022



                        CARL MARKS STRATEGIC INVESTMENTS III, L.P.

                        By  /s/ James F. Wilson
                           ---------------------------------------------------
                           Name:  James F. Wilson
                           Title: General Partner
                           Address for Notice:  135 East 57th Street, 27th Floor
                                                New York, NY  10022

                        BANK ONE, NA

                        By  /s/ C. Dianne Wooley
                           ---------------------------------------------------
                           Name:  C. Dianne Wooley
                           Title: First Vice President
                           Address for Notice:  1717 Maine Street, 4th Floor
                                                Dallas, TX  75201

                        GE CAPITAL CFE, INC.

                        By  /s/ Patrick Flynn
                           ---------------------------------------------------
                           Name:  Patrick Flynn
                           Title: Duly Authorized Signatory
                           Address for Notice:  201 High Ridge Road
                                                Stamford, CT  06927